Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Manager, Investor Relations	Senior Vice President, Finance
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.

Reports Solid Second-Quarter 2008 Results

(Houston – August 6, 2008) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $41 million, or $0.13 per diluted limited partner unit, for the second quarter of 2008 as compared to net income for the second quarter of 2007 of $105 million, or $0.78 per diluted limited partner unit. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $147 million for the second quarter of 2008, compared with EBITDA of $210 million for the second quarter of 2007.

As anticipated in the Partnership’s July 17, 2008 press release, reported results for the quarter ended June 30, 2008, were impacted by a larger than usual mark-to-market adjustment resulting from the unprecedented increase in crude oil prices and volatility during the period.  Reported results include the impact of this adjustment and various other items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s second-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $132 million, $0.86 per diluted unit and $238 million, respectively. The Partnership’s second-quarter 2007 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $120 million, $0.91 per diluted unit and $214 million, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“We are pleased with our fundamental performance during the second quarter as the Partnership delivered solid operating and financial results in a somewhat transitional crude oil market,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “Although there was significant volatility in absolute crude oil prices during the quarter, the market structure – which is more relevant to our performance – was generally range-bound between $0.50 per barrel backwardation and $0.50 per barrel contango.”  Armstrong noted that higher commodity prices have increased the overall level of contango necessary to generate attractive inventory storage opportunities.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

“The Partnership was active in a number of areas over the last several months,” said Armstrong. “We completed the acquisition of the Rainbow pipeline in late May.  We completed the permanent financing for the Rainbow acquisition and further enhanced our strong liquidity position by raising a total of $915 million of long-term capital through a combination of debt and equity capital markets transactions. We also announced the pending addition of Occidental Petroleum, a knowledgeable and well regarded industry player, to our general partner ownership group. As a result of these activities, we believe that we are well positioned to continue to execute our portfolio of internal growth projects and capitalize on additional acquisition or investment opportunities, notwithstanding challenging financial market conditions.”  On July 14th the Partnership declared an increase in its distribution to $3.55 per unit on an annualized basis and reiterated its goal of reaching an annualized distribution level of $3.61 to $3.66 per unit in November.

Armstrong noted that the Partnership’s second-quarter 2008 results included a net benefit of approximately $20 million attributable to the sale of excess working inventory and other items. Since this net benefit was generated in the normal course of the Partnership’s business, it has not been identified as a selected item impacting comparability. However, much like the benefit realized from favorable market conditions, these types of opportunities are challenging to forecast and the Partnership has not included such performance in its guidance for the remainder of 2008.

For the first six months of 2008, the Partnership reported net income of $133 million, or $0.69 per diluted limited partner unit, as compared to net income for the first six months of 2007 of $190 million, or $1.39 per diluted limited partner unit. The Partnership reported EBITDA of $327 million for the first six months of 2008, compared with EBITDA of $376 million for the first six months of 2007.  Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first six months of 2008 were $235 million, $1.53 per diluted unit and $429 million, respectively. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first six months of 2007 were $240 million, $1.84 per diluted unit and $415 million, respectively.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(In millions, except per unit data)		(In millions, except per unit data)
Selected items impacting comparability
Equity compensation charge (1)	$(15)	$(19)	$(21)	$(37)
SFAS 133 mark-to-market adjustment (2)	(87)	15	(92)	(2)
Gains on acquisition-related hedges	11	—	11	—
Deferred income tax expense	—	(11)	—	(11)
Selected items impacting comparability	(91)	(15)	(102)	(50)
Less: GP 2% portion of selected items impacting comparability	2	—	2	1
LP 98% portion of selected items impacting comparability	$(89)	$(15)	$(100)	$(49)

Impact to basic net income per limited partner unit	$(0.74)	$(0.14)	$(0.84)	$(0.45)
Impact to diluted net income per limited partner unit	$(0.73)	$(0.13)	$(0.84)	$(0.45)

(1)    The equity compensation charge for the three- and six-month periods ended June 30, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is $3 million for all periods presented.

(2)    The Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) charge for the three- and six-month periods ended June 30, 2008 includes a $2 million loss and a loss of less than $1 million, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit. The SFAS 133 charge for the three- and six- month periods ended June 30, 2007 includes a loss of less than $1 million related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit.

The Partnership indicated that its hedging activities conducted during the second quarter of 2008 were generally consistent with prior periods; however the unprecedented increases in crude oil prices and volatility resulted in a larger than usual SFAS 133 mark-to-market adjustment for the quarter ended June 30, 2008. The Partnership expects that the adjustment will reverse in future periods as the offsetting physical transactions are settled.

The following tables present certain selected financial information by segment for the second quarter and first six months (amounts in millions):

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

	Three Months Ended			Three Months Ended
	June 30, 2008			June 30, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$232	$65	$8,881	$194	$54	$3,788
Purchases and related costs (1)	(23)	—	(8,819)	(20)	—	(3,627)
Field operating costs (excluding equity compensation charge)	(81)	(25)	(45)	(73)	(21)	(39)
Equity compensation charge - operations	(1)	—	—	(3)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(14)	(4)	(16)	(11)	(5)	(13)
Equity compensation charge - general and administrative	(8)	(3)	(6)	(8)	(3)	(8)
Equity earnings in unconsolidated entities	1	3	—	1	4	—
Reported segment profit	$106	$36	$(5)	$80	$29	$101

Selected items impacting comparability of segment profit (3):
Equity compensation charge (4)	8	2	5	9	3	7
SFAS 133 mark-to-market impact (5)	—	—	85	—	—	(15)
Segment profit excluding selected items impacting comparability	$114	$38	$85	$89	$32	$93

Maintenance capital	$11	$5	$1	$9	$2	$—

	Six Months Ended			Six Months Ended
	June 30, 2008			June 30, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$437	$124	$15,918	$373	$99	$7,897
Purchases and related costs (1)	(45)	—	(15,739)	(38)	—	(7,612)
Field operating costs (excluding equity compensation charge)	(160)	(48)	(87)	(140)	(39)	(77)
Equity compensation charge - operations	(2)	—	—	(5)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(28)	(8)	(32)	(24)	(10)	(26)
Equity compensation charge - general and administrative	(10)	(4)	(8)	(15)	(5)	(15)
Equity earnings in unconsolidated entities	3	4	—	2	6	—
Reported segment profit	$195	$68	$52	$153	$51	$167

Selected items impacting comparability of segment profit (3):
Equity compensation charge (4)	11	3	7	18	5	14
SFAS 133 mark-to-market impact (5)	—	—	92	—	—	2
Segment profit excluding selected items impacting comparability	$206	$71	$151	$171	$56	$183

Maintenance capital	$25	$10	$2	$13	$6	$3

(1)    Includes intersegment amounts.

(2)    Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)    Excludes deferred income tax expense and the gains on Rainbow acquisition-related hedges as they do not impact segment profit.

(4)    The equity compensation charge for the three- and six-month periods ended June 30, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is $3 million for all periods presented.

(5)    The SFAS 133 charge for the three- and six-month periods ended June 30, 2008 includes a $2 million loss and a loss of less than $1 million, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit. The SFAS 133 charge for the three- and six- month periods ended June 30, 2007 includes a loss of less than $1 million related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit.

Adjusted segment profit from Transportation operations for the second quarter of 2008 increased 28% over corresponding second-quarter 2007 results, due principally to 6% higher pipeline volumes, higher average tariffs and an increase in pipeline loss allowance revenue. The second quarter results included two months of operations associated with the Rainbow Pipe Line acquisition as well as a full quarter’s contribution from the Cheyenne Pipeline, which was completed in the latter half of 2007.

Adjusted segment profit from Facilities operations for the second quarter of 2008 increased 19% over corresponding second-quarter 2007 results

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

due to an approximate 26% increase in capacity associated with the Tirzah and Bumstead LPG facility acquisitions as well as capacity additions at the Martinez, Cushing and St. James facilities.

Adjusted segment profit from Marketing operations for the second quarter of 2008 was $85 million, representing a decrease of 9% from corresponding second-quarter 2007 results of $93 million, which benefited from favorable contango market conditions.

The Partnership’s basic weighted average units outstanding for the second quarter of 2008 totaled 120 million (121 million diluted) as compared to 110 million (111 million diluted) in last year’s second quarter.  At June 30, 2008, the Partnership had approximately 123 million units outstanding, long-term debt of approximately $3.2 billion and a long-term debt-to-total capitalization ratio of 47%.

On July 14, 2008, the Partnership declared a quarterly distribution of $0.8875 per unit ($3.55 per unit on an annualized basis) on its outstanding limited partner units. The distribution is payable on August 14, 2008, to holders of record of such units on August 4, 2008. This distribution payment represents increases of approximately 6.9% and 2.6%, respectively, over the quarterly distributions paid in August 2007 and May 2008.  This distribution constitutes the 17th consecutive increase in quarterly distributions for the Partnership and the 24th increase in the last thirty quarters.

Prior to its conference call on August 7, 2008, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third quarter and full year of 2008. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call on Thursday, August 7, 2008 to discuss the following items:

1.     The Partnership’s second-quarter 2008 performance;

2.     The status of major expansion projects;

3.     Capitalization and liquidity;

4.     Financial and operating guidance for the third quarter 2008; and

5.     The Partnership’s outlook for the future.

The call will begin at 11:00 AM (Eastern). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 10:55 AM (Eastern). No password or reservation number is required.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account number 232 and replay ID number 289916.  The replay will be available beginning Thursday, August 7, 2008, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Sunday, September 7, 2008.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release, including distribution goals, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: failure to implement or capitalize on planned internal growth projects; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate, and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations and interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

REVENUES	$9,060	$3,918	$16,255	$8,148

COSTS AND EXPENSES
Purchases and related costs	8,724	3,529	15,560	7,429
Field operating costs	152	136	297	261
General and administrative expenses	51	48	90	95
Depreciation and amortization	52	52	100	92

Total costs and expenses	8,979	3,765	16,047	7,877

OPERATING INCOME	81	153	208	271

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4	5	7	8
Interest expense	(49)	(41)	(91)	(82)
Interest income and other income (expense), net	10	—	12	5
Income before tax	46	117	136	202

Current income tax expense	(5)	(1)	(6)	(1)
Deferred income tax benefit (expense)	—	(11)	3	(11)

NET INCOME	$41	$105	$133	$190

NET INCOME - LIMITED PARTNERS	$16	$86	$83	$154

NET INCOME - GENERAL PARTNER	$25	$19	$50	$36

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.13	$0.78	$0.70	$1.40

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.13	$0.78	$0.69	$1.39

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	120	110	118	110

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	121	111	119	111

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA (1)	2008	2007	2008	2007

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	43	47	45	48
Basin	377	407	370	374
Capline	247	231	218	233
Line 63/Line 2000	160	181	161	181
Salt Lake City Area Systems (2)	96	105	96	101
West Texas/New Mexico Area Systems (2)	427	395	402	381
Manito	72	74	70	74
Rainbow	132	N/A	66	N/A
Rangeland	59	64	60	64
Refined products	107	105	111	110
Other	1,229	1,163	1,206	1,125
Tariff activities total	2,949	2,772	2,805	2,691
Trucking	89	107	93	108
Transportation activities total	3,038	2,879	2,898	2,799

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	55	43	54	43
Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	14	13	13	13
LPG processing (average throughput in thousands of barrels per day)	17	20	16	17

Facilities activities total (average monthly capacity in millions of barrels)(3)	58	46	57	45

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	672	707	676	694
Refined products	24	13	22	8
LPG sales	51	45	93	89
Waterborne foreign crude imported	102	78	89	72
Marketing activities total	849	843	880	863

(1) Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2) The aggregate of multiple systems in the respective areas.

(3) In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period .

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets	$4,596	$3,673
Property and equipment, net	5,016	4,419
Pipeline linefill in owned assets	426	284
Inventory in third-party assets	80	74
Investment in unconsolidated entities	251	215
Goodwill	1,260	1,072
Other long-term assets, net	260	169

Total assets	$11,889	$9,906

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,748	$3,729
Long-term debt under credit facilities and other	1	1
Senior notes, net of unamortized discount	3,219	2,623
Other long-term liabilities and deferred credits	334	129

Total liabilities	8,302	6,482
Partners’ capital	3,587	3,424

Total liabilities and partners’ capital	$11,889	$9,906

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Numerator for basic and diluted earnings per limited partner unit:
Net income	$41	$105	$133	$190
Less: General partner’s incentive distribution paid	(25)	(17)	(49)	(32)
Subtotal	16	88	84	158
Less: General partner 2% ownership	—	(2)	(1)	(4)
Net income available to limited partners	16	86	83	154

Denominator:
Basic weighted average number of limited partner units outstanding	120	110	118	110
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	121	111	119	111

Basic net income per limited partner unit	$0.13	$0.78	$0.70	$1.40

Diluted net income per limited partner unit	$0.13	$0.78	$0.69	$1.39

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Net income reconciliation
Net income	$41	$105	$133	$190
Add: Interest expense	49	41	91	82
Add: Income tax expense	5	12	3	12
Earnings before interest and taxes (“EBIT”)	95	158	227	284
Add: Depreciation and amortization	52	52	100	92
EBITDA	$147	$210	$327	$376

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flow from operating activities reconciliation
EBITDA	$147	$210	$327	$376
Current income tax expense	(5)	(1)	(6)	(1)
Interest expense	(49)	(41)	(91)	(82)
Net change in assets and liabilities, net of acquisitions	(127)	(268)	240	(50)
Other items to reconcile to cash flows from operating activities:
Equity earnings in unconsolidated entities, net of distributions	3	(4)	5	(8)
Gain on foreign currency revaluation	(6)	(2)	(10)	(2)
SFAS 133 mark-to-market adjustment	87	(15)	92	2
Equity compensation charge	18	22	24	40
Other	(2)	—	(5)	(2)

Net cash provided by operating activities	$66	$(99)	$576	$273

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Funds flow from operations (“FFO”)
Net income	$41	$105	$133	$190
Equity earnings in unconsolidated entities, net of distributions	3	(4)	5	(8)
Depreciation and amortization	52	52	100	92
Deferred income tax (benefit) expense	—	11	(3)	11
Non-cash amortization of terminated interest rate hedging instruments	—	—	—	1
FFO	96	164	235	286
Maintenance capital	(17)	(11)	(37)	(22)

FFO after maintenance capital	$79	$153	$198	$264

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income	$41	$105	$133	$190
Selected items impacting comparability	91	15	102	50
Adjusted net income	$132	$120	$235	$240

Net income available for limited partners	$16	$86	$83	$154
Limited partners’ 98% of selected items impacting comparability	89	15	100	49
Adjusted limited partners’ net income	$105	$101	$183	$203

Adjusted basic net income per limited partner unit	$0.87	$0.92	$1.54	$1.85

Adjusted diluted net income per limited partner unit	$0.86	$0.91	$1.53	$1.84

Basic weighted average units outstanding	120	110	118	110
Diluted weighted average units outstanding	121	111	119	111

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
EBITDA excluding selected items impacting comparability
EBITDA	$147	$210	$327	$376
Selected items impacting comparability (1)	91	4	102	39
Adjusted EBITDA	$238	$214	$429	$415

(1) The three- and six-month periods ended June 30, 2007 exclude deferred income tax expense as it does not impact EBITDA.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036